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                                                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Universal Seismic Associates, Inc. and Subsidiaries on Form S-8 (File No. 0-19971) filed May 27, 1994, on our audits of the consolidated financial statements of Universal Seismic Associates, Inc. and Subsidiaries as of June 30, 1997 and 1996, and for the years ended June 30, 1997 and 1996, which report is included in this Annual Report on Form 10-KSB.


                                        COOPERS & LYBRAND L.L.P.
                                        Coopers & Lybrand L.L.P.


Houston, Texas
October 20, 1997